Exhibits 5.2 and 23.2

September 28, 2021

Toyota Auto Finance Receivables LLC
6565 Headquarters Drive, W2-3D
Plano, Texas 75024-5965

Toyota Motor Credit Corporation
6565 Headquarters Drive, W2-3D
Plano, Texas 75024-5965

Re:	Toyota Auto Finance Receivables LLC Toyota Motor Credit Corporation Registration Statement on Form SF-3

Ladies and Gentlemen:
We have acted as special Delaware counsel to Toyota Auto Finance Receivables LLC (the "Company"), in connection with the preparation of a Registration Statement on Form SF-3 (the "Registration Statement") relating to the proposed offering from time to time by one or more Delaware statutory trusts (each, a "Trust") in one or more series (each, a "Series") of asset backed notes (the "Notes"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").  As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate indenture between the related Trust and an indenture trustee, and each Trust will be governed by the terms of a separate amended and restated trust agreement between the Company and an owner trustee (the "Owner Trustee"), each to be identified in the prospectus for such Series of Notes.  This opinion is being delivered to you at your request.
We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:
(a) The Registration Statement;
(b) The form of initial trust agreement to be entered into by the Company and the Owner Trustee for the purposes of forming each Trust (the "Initial Trust Agreement");

Toyota Auto Finance Receivables LLC
Toyota Motor Credit Corporation
September 28, 2021

(c) The form of Amended and Restated Trust Agreement (the "Trust Agreement"), including the exhibits attached thereto, which was filed as an exhibit to the Registration Statement;
(d) The form of Indenture (the "Indenture"), including the forms of Notes attached thereto, which was filed as an exhibit to the Registration Statement; and
(e) The form of certificate of trust (the "Certificate of Trust") to be filed with the Secretary of State of the State of Delaware (the "Secretary of State") for each Trust.
With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
For purposes of this opinion, we have assumed (i) that, when each Trust is formed, the Initial Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation of such Trust, and the Certificate of Trust will be duly filed with the Secretary of State and will be in full force and effect, (ii) that, at the time each Series of Notes are issued, the related Trust Agreement and the Indenture will constitute the entire agreements among the parties thereto with respect to the subject matter thereof, including, in the case of such Trust Agreement, with respect to the operation and termination of such Trust, that the Certificate of Trust will be in full force and effect and will not be amended and that such Trust Agreement and Indenture will be in full force and effect and will be executed and delivered in substantially the forms reviewed by us, (iii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are to be parties to the documents examined by us, (v) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us.  We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the prospectus included therein (the "Prospectus") and assume no responsibility for their contents, other than this opinion.
This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.
Based upon the foregoing, and upon our examination of such questions of laws and rules, regulations and orders thereunder as we have considered necessary or appropriate, and subject to

Toyota Auto Finance Receivables LLC
Toyota Motor Credit Corporation
September 28, 2021

the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1. When the Initial Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto and when the Certificate of Trust has been duly authorized, executed and filed by the Owner Trustee of a Trust with the Secretary of State, the Trust will be duly formed as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.
2. When a Trust is duly formed, the related Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, the Trust will have the power and authority to execute, deliver and perform its obligations under the related Indenture and to issue the related Series of Notes and will have duly authorized such Indenture and Notes.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.
Very truly yours,

/s/ Richards, Layton & Finger, P.A.

TJH/nebg